UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 6, 2007

NEW YORK HEALTH CARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-12451	11-2636089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 McDonald Avenue, Brooklyn, New York		11223
(Address of Principal Executive Offices)		(Zip Code)

(212) 679-7778
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

Effective February 6, acting by unanimous written consent pursuant to Article 2 of the Company’s bylaws, the Board of Directors of the Company appointed Mr. Yoram Hacohen and Dr. Howard Berg to fill two existing vacancies in the Board of Directors, with each person to serve in such capacity until his successor is elected at the next annual meeting of shareholders.

Mr. Hacohen, 36, is a partner with the firm Jaffe, Fund & Co, Advocates, in Jerusalem, Israel, specializing in corporate, commercial and civil in the fields of international trade, tax and real estate. Mr. Hacohen earned his law degree from London Guildhall University, London, England.

Dr. Berg, 52, a partner in Specialists in Otolaryngology, LLC and Short Hills Surgical Center, is a practicing physician in Otolaryngology and Head and Neck Surgery. Dr. Berg is an attending surgeon at New York Downtown Hospital in New York City and at St. Barnabas Medical Center in Livingston, New Jersey. Dr. Berg is an Assistant Professor of  Otolaryngology at New York University Medical Center and participates in the Otolaryngology Surgical Resident Training Program at Mount Sinai Medical Center.

Mr. Hacohen and Dr. Berg have not yet been appointed to any Board committees, and no compensatory arrangements have been entered into between such persons and the Company.

Item 9.01 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK HEALTH CARE, INC.
(Registrant)

Date: February 8, 2007	By:	/s/ Murry Englard
Murry Englard
Title: Acting Chief Executive Officer